Loans Delinquent>= 90 Days (w/ BK, FC, FB)
Count
UPB
21
$3,321,639.24
In Foreclosure >= 180 Days
Count
UPB
0
In Bankruptcy >= 60 Days
Count
UPB
0
REO >= 180 Days
Count
UPB
0
Loans with LTV >= 85% and Delinquent >= 60 Days(Excluded
BK, FC, FB, REO)
Count
UPB
3
$468,978.66
Loans with UPB <= $50K and Delinquent >= 30
Days(Excluded BK, FC, FB, REO)
Count
UPB
12
$397,812.77
Loans in Foreclosure >= 60 Days beyond state average
Count
UPB
0
MI Claims open >= 60 Days
Number of Loans
Total Claim Amount
Avg. Claim
Avg. Aging
0
REO Not on Market and in Inventory >= 60 Days
Number of Loans
Total UPB
Avg. Days in Inventory
0
REO on Market and in Inventory >= 60 Days
Number of Loans
Total UPB
Avg. Days in Inventory
0
REO Prop in Eviction >= 60 Days
Number of Loans
Total UPB
Avg. Days in Eviction
0
BPO Reconciliation
Variance
Number of Loans
Total UPB
10 - 15%
3
$117,638.81
15 - 20%
2
$409,960.26
20 - 25%
0
$0.00
25 - 30%
1
$64,757.82
> 30%
4
$737,013.85
Red Flag Dashboard (OTS)
Date: 6/30/2005 11:38:46 AM Deal Number: SASCO 2005-NC1 Report As of: 5/30/2005
Contact Us:
T: 718-858-6050
E: info@rmgglobal.com
W: www.rmgglobal.com